Exhibit 16

BDO STOY HAYWARD

8 Baker Street

London W1U 3LL

December 23, 2003

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

USA

STRICTLY PRIVATE AND CONFIDENTIAL

Dear Sir/Madam

MEDICSIGHT, INC

We have read the paragraph (a)(1) of Item 4 included in the Form 8-K dated December 23, 2003 of Medicsight, Inc with the Securities and Exchange Commission and are in agreement with the statements contained therein in so far as they relate to our firm.

Very truly yours

/s/ BDO Stoy Hayward

BDO STOY HAYWARD

CC Mr Paul Gothard, Medicsight, Inc